The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-218130

Subject to Completion
Preliminary Prospectus Supplement, dated February 19, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated November 9, 2017)

8,500,000 Shares

Common Stock

This is a public offering of shares of common stock of Independence Realty Trust, Inc. We expect to enter into a forward sale agreement with Bank of Montreal (or its affiliate), an affiliate of one of the underwriters, which we refer to in this capacity as the “forward purchaser.” In connection with such forward sale agreement, the forward purchaser (or its affiliate) is borrowing from third parties and selling to the underwriters an aggregate of 8,500,000 shares of our common stock, par value $0.01 per share (“common stock”) (or an aggregate of 9,775,000 shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full) that will be sold in this offering.

We will not initially receive any proceeds from the sale of shares by the forward purchaser (or its affiliate). We expect to physically settle the forward sale agreement and receive proceeds, subject to certain adjustments, from the sale of shares of our common stock that we issue to the forward purchaser upon one or more such physical settlements no later than February 24, 2021. Although we expect to settle the forward sale agreement entirely by the physical delivery of shares of our common stock for cash proceeds, we may also elect to cash or net share settle all or a portion of our obligations under the forward sale agreement, in which case, we may receive, or we may owe, cash or shares of our common stock from or to the forward purchaser. See “Underwriting—Forward Sale Agreement” in this prospectus supplement for a description of the forward sale agreement.

If the forward purchaser (or its affiliate) does not deliver and sell all of the shares of our common stock to be sold by it to the underwriters, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser (or its affiliate) does not sell and the number of shares underlying the forward sale agreement will be decreased in respect of the number of shares that we issue and sell.

We are organized and conduct our operations to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “IRT.” The last reported sale price of our common stock on the New York Stock Exchange on February 18, 2020 was $16.31 per share.

Investing in our common stock involves risks. You should read and carefully consider the “Risk Factors” beginning on page S‑4 of this prospectus supplement and on page 5 of the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Public offering price	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds, before expenses, to us(3)	$	$

(1) Assumes no exercise of the underwriters' option to purchase additional shares as described below.

(2)See “Underwriting” for a description of compensation payable to the Underwriters.

(3)We expect to receive net proceeds from the sale of the shares of our common stock, before estimated fees and expenses, of approximately $         million, upon full physical settlement of the forward sale agreement in one or more settlements, which we expect will occur by February 24, 2021. For the purpose of calculating the estimated aggregate proceeds to us, we have assumed the forward sale agreement will be fully physically settled at the initial forward sale price of $        per share, which is the public offering price less the underwriting discounts shown above. The forward sale price is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds, if any, will be calculated pursuant to the forward sale agreement. Although we expect to settle the forward sale agreement entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. See "Underwriting — Forward Sale Agreement" for a description of the forward sale agreement.

We have granted the underwriters a 30-day option from the date of this prospectus supplement, exercisable in whole or in part from time to time, to purchase up to an additional 1,275,000 shares of our common stock at the price per share set forth above. Upon any exercise of such option, we may elect that such additional shares of common stock be sold by the forward purchaser (or its affiliate) to the underwriters, in which case we will enter into an additional forward sale agreement with the forward purchaser in respect of the number of shares that are subject to the exercise of such option. Unless the context requires otherwise, the term “forward sale agreement” as used in this prospectus supplement includes any additional forward sale agreement that we enter into in connection with the exercise, by the underwriters, of their option to purchase additional shares of our common stock. In the event that we enter into any additional forward sale agreement, if the forward purchaser (or its affiliate) does not deliver and sell all of the shares of our common stock to be sold by it in connection with the exercise of such option, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares that the forward purchaser (or its affiliate) does not deliver and sell, and the number of shares underlying the forward sale agreement will not be increased in respect of the number of shares that we issue and sell.

The underwriters expect to deliver the shares to purchasers on or about February    , 2020 through the book-entry facilities of The Depository Trust Company.

Joint Book-Running Managers

KeyBanc Capital Markets	BMO Capital Markets

The date of this prospectus supplement is February    , 2020

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us. Neither we, the underwriters, the forward purchaser nor any of our or their respective affiliates have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We, the underwriters, the forward purchaser and its affiliate are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus prepared by us and the documents incorporated by reference in the accompanying prospectus is accurate only as of the respective dates of such documents or on the date or dates which are specified in those documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

About this Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to or updates information contained in the accompanying prospectus and any document incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about the securities we may offer from time to time, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement conflicts with any information in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control. The information in this prospectus supplement may not contain all of the information that is important to you. You should carefully read both this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, before deciding to invest in our common stock. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

As used in this prospectus supplement, unless the context otherwise requires, references to “IRT” refer to Independence Realty Trust, Inc., a Maryland corporation; references to the “operating partnership” refer to Independence Realty Operating Partnership, L.P., a Delaware limited partnership; and references to the “Company,” “we,” “us,” “our” or similar expressions refer collectively to IRT and its consolidated subsidiaries (including the operating partnership).

S-ii

Cautionary Statement Regarding Forward-Looking Statements

This prospectus supplement and the accompanying prospectus, including the documents that are incorporated by reference herein and therein, each contain “forward-looking statements” within the meaning of the safe harbor from civil liability  set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify forward-looking statements by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Forward-looking statements in this prospectus supplement and the accompanying prospectus, including the documents that are incorporated by reference  herein and therein, include, among others, statements about our future financial condition, results of operations, our business strategy and objectives, including our acquisition strategy, our properties classified as held for sale, our value-add initiatives, occupancy and leasing rates and trends, and expected liquidity needs and sources (including capital expenditures and the ability to obtain financing or raise capital). Our forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks and factors including, without limitation:

•	the factors included in our most recent Annual Report on Form 10-K, including those set forth under the heading “Risk Factors”;
•	adverse changes in national, regional and local economic conditions;
•	unfavorable changes in apartment market conditions that could adversely affect our occupancy levels and rental rates;
•	short-term leases expose us to the effects of declining rents;
•	competitive factors that may limit our ability to lease our apartment communities or increase or maintain rental rates;
•	volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital;
•	changing interest rates, which could increase our borrowing costs and adversely affect the market price of our securities;
•	delays in completing, and cost overruns incurred in connection with, our value-add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives;
•	failure of contemplated acquisitions to close on expected terms or to achieve anticipated results;
•

illiquidity of real estate investments, which could make it difficult for us to respond to changing economic or financial conditions or changes in the operating performance of our apartment communities;

•	failure to generate sufficient cash flows to fund our debt service requirements and distributions to stockholders;
•	our inability to comply with financial covenants in our debt agreements;
•	damage from catastrophic weather and other natural events, which could result in losses;

S-iii

•	adverse impacts on our properties or operations from the effects of climate change;
•	uninsured losses due to insurance deductibles, self-insurance retention, uninsured claims or casualties, or losses in excess of applicable coverage;
•	potential liability for environmental contamination;
•	risks from cybersecurity breaches of our information technology systems and the information technology systems of our third party vendors and other third parties;
•	the imposition of federal income taxes if we fail to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the “Code”), in any taxable year;
•

our internal control over financial reporting may not be considered effective which could result in a loss of investor confidence in our financial reports, and in turn have an adverse effect on the market price of our securities; and

•	changes in laws and regulations that increase our costs or otherwise adversely affect our business, financial condition or results of operation.

Any forward-looking statement speaks only as of the date of this prospectus supplement. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section later in this prospectus supplement entitled “Risk Factors,” including the risks incorporated by reference in this prospectus supplement and the accompanying prospectus from our most recent Annual Report on Form 10-K.

S-iv

Summary

This summary highlights selected information about our business and this offering and may not contain all of the information that may be important to you. You should read carefully this entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and into the accompanying prospectus carefully before deciding whether to invest in our common stock. Unless otherwise indicated, the information in this prospectus supplement is as of December 31, 2019, and assumes that the underwriters do not exercise their option to purchase up to 1,275,000 additional shares of common stock as described in “Underwriting.”

Independence Realty Trust, Inc.

Overview

We are a self-administered and self-managed REIT focused on the acquisition, ownership, operation, improvement and management of multifamily apartment properties across non-gateway U.S. markets. As of December 31, 2019, we owned and operated 57 multifamily apartment properties that contain 15,554 units. Our properties are located in Georgia, North Carolina, Tennessee, Kentucky, Ohio, Oklahoma, Indiana, Texas, Florida, South Carolina, Missouri, Louisiana, and Alabama.

Our primary business objective is to maximize stockholder value through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation. Our investment strategy is focused on: (i) gaining scale within key amenity rich submarkets of non-gateway cities that offer good school districts, high-quality retail and major employment centers and are unlikely to experience substantial new apartment construction in the foreseeable future; (ii) increasing cash flows at our existing apartment properties through prudent property management and strategic renovation projects; and (iii) acquiring additional properties that have strong and stable occupancies and support a rise in rental rates or that have the potential for repositioning through capital expenditures or tailored management strategies.

IRT was formed in 2009 as a Maryland corporation. IRT owns its assets and conducts its business through the operating partnership and its subsidiaries. IRT controls the operating partnership as its sole general partner and, as of December 31, 2019, IRT owned an approximately 99.0% interest in the operating partnership.

Our executive offices are located at 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103 and our telephone number is (267) 270-4800.

We maintain a website at irtliving.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Atlanta Portfolio Non-Binding Letter of Intent

We recently entered into a non-binding letter of intent to acquire a portfolio of assets in Atlanta, GA for approximately $300 million (the “Atlanta Portfolio”).  The Atlanta Portfolio is comprised of three assets representing 1,202 units and is currently 95% occupied.  The transaction is subject to the satisfactory completion of due diligence and the negotiation and execution of a definitive purchase and sale agreement.  We can provide no assurance that we will complete our due diligence review or that we will be able to successfully negotiate and execute a definitive purchase and sale agreement. Even if our diligence review is completed and a definitive purchase and sale agreement is negotiated and executed, we can provide no assurance that the Atlanta Portfolio will close in a timely manner, or at all.

The Offering

Issuer	Independence Realty Trust, Inc.
Common stock offered by the forward purchaser (or its affiliate)	8,500,000 shares (or 9,775,000 shares if the underwriters’ option to purchase additional shares is exercised in full)(1)(2)
Common stock and common units of our operating partnership to be outstanding immediately after this offering, but excluding settlement of the forward sale agreement	92,172,881 shares/units(3)
Common stock and common units of our operating partnership to be outstanding after settlement of the forward sale agreement assuming full physical settlement	100,672,881 shares/units (or 101,947,881 shares/units if the underwriters’ option to purchase additional shares is exercised in full)(2)(3)
Use of proceeds

We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchaser (or its affiliate) in this offering.

We estimate that we will receive net proceeds from this offering of approximately $            million (or $            million if the underwriters’ option to purchase additional shares is exercised in full) (in each case after deducting underwriting discounts and estimated expenses related to the forward sale agreement and this offering), subject to certain adjustments pursuant to the forward sale agreement, upon full physical settlement of the forward sale agreement, which we expect will occur no later than February 24, 2021.(4)

We intend to contribute any cash proceeds that we receive upon settlement of the forward sale agreement (and from the sale of any shares of our common stock that we may sell to the underwriters in lieu of the forward purchaser (or its affiliate) selling our common stock to the underwriters) to our operating partnership in exchange for common units in our operating partnership. Through our operating partnership, we intend to use any such cash proceeds to fund potential acquisitions and other investment opportunities and may use proceeds for other corporate purposes, including the reduction of outstanding borrowings under our unsecured credit facility. See “Use of Proceeds” and “Risk Factors.”

Accounting treatment of the transaction

We expect that prior to physical or net share settlement of the forward sale agreement, the shares issuable upon settlement of the forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement at the adjusted forward sale price over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the relevant reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period).

Consequently, before physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the adjusted forward sale price, subject to adjustment on a daily basis based on a specified daily rate, less a variable spread based upon the daily borrowing cost incurred by the forward purchaser when borrowing our common stock, and subject to decrease by amounts related to dividends on our common stock during the term of the forward sale agreement. However, if we decide to physically settle or net share settle the forward sale agreement, the delivery by us of shares of our common stock to the forward purchaser on any such physical settlement or net share settlement of the forward purchase agreement would result in an increase in the number of shares outstanding and dilution to our earnings per share, return on equity and dividends per share.

Restrictions on ownership and transfer

We are organized and conduct our operations in a manner that will allow us to maintain our qualification for taxation as a REIT. To assist us in qualifying as a REIT, stockholders are generally restricted from beneficially or constructively owning more than 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding common stock. Our charter contains additional restrictions on the ownership and transfer of shares of our common stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus.

NYSE Symbol	IRT
Risk Factors

Investing in our common stock involves risks. You should read and carefully consider the “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 5 of the accompanying prospectus for certain considerations relevant to an investment in our common stock.

(1)

The forward purchaser has advised us that it (or its affiliates) intends to acquire shares of our common stock to be sold under this prospectus supplement through borrowings from third-party share lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of our common stock, if any, under the forward sale agreement until final settlement of the forward sale agreement, which we expect will occur no later than February 24, 2021. Except in certain circumstances, we have the right to elect cash settlement or net share settlement under the forward sale agreement rather than physical settlement. See “Underwriting—Forward Sale Agreement” in this prospectus supplement for a description of the terms of the forward sale agreement.

(2)

We have granted the underwriters an option to purchase up to an additional 1,275,000 shares of our common stock. The numbers of shares of common stock offered by the forward purchaser and the number of shares of common stock outstanding assuming full settlement in the summary assume that we have elected to enter into an additional forward sale agreement with respect to the exercise by the underwriters of their option to purchase additional shares.

(3)

Based on 871,491 common units in our operating partnership outstanding as of the date of this prospectus supplement and held by limited partners, other than us. Subject to limits in the partnership agreement for our operating partnership, common units in our operating partnership may be exchanged for cash or, at our election, shares of our common stock on a one-for-one basis, subject to adjustment, as provided in the partnership agreement.

(4)

Calculated as of February 19, 2020, assuming that the forward sale agreement is fully physically settled based on the initial forward sale price of $            per share by the delivery of 8,500,000 shares of our common stock (or 9,775,000 shares if the underwriters’ option to purchase additional shares is exercised in full). The forward sale price is subject to adjustment pursuant to the terms of the forward sale agreement, and any net proceeds to us are subject to settlement of the forward sale agreement. If we elect to cash settle the forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the estimate included above, and we may not receive any net proceeds (or may owe cash to the forward purchaser). If we elect to net share settle the forward sale agreement in full, we would not receive any proceeds from the forward purchaser.

Risk Factors

Investing in our common stock involves risks. Before purchasing the shares of our common stock offered by this prospectus supplement and the accompanying prospectus, in addition to other information contained in this prospectus supplement and the accompanying prospectus, you should consider carefully the risk factors described below, as well as the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 18, 2020. The risks and uncertainties we discuss in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in the accompanying prospectus are those that we currently believe may materially affect us. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects.

Risks Related to this Offering

The market price and trading volume of our common stock may vary substantially.

The stock markets, including the New York Stock Exchange, on which our common stock is listed, historically have experienced significant price and volume fluctuations. As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including those listed in this “Risk Factors” section of this prospectus supplement and others such as:

•	our operating performance and the performance of other similar companies;
•	actual or anticipated changes in our business strategy or prospects;
•	actual or anticipated variations in our quarterly operating results or dividends;
•	equity issuances by us, or stock resales by our stockholders or the perception that such issuances or resales could occur;
•	the acquisition activity discussed elsewhere in this prospectus supplement;
•	the passage of legislation or other regulatory developments that adversely affect us or the assets in which we seek to invest;
•	changes in market valuations of similar companies;
•	additions to or departures of our key personnel;
•	actions by our stockholders;
•	adverse market reaction to any increased indebtedness we may incur in the future;
•	changes in accounting principles;
•	speculation in the press or investment community;
•	the realization of any of the other risk factors presented in this prospectus supplement or the accompanying prospectus; and
•	general market and economic conditions.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert management’s attention and resources, which could have a material adverse effect on our cash flows, our ability to execute our business strategy and our ability to make distributions to our stockholders.

Future sales of our common stock may adversely affect the market price of our common stock.

Sales of substantial amounts of our common stock into the public market, through this offering or otherwise, or the perception that such sales could occur, may adversely affect the market price of our common stock. In addition, we may issue from time to time additional shares of common stock or other securities to fund potential acquisitions and new investments or for other purposes. We are not required to offer any such shares of common stock or other securities to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future securities issuances, which may dilute the existing stockholders’ interests in us.

Future offerings of debt or preferred equity securities, which could rank senior to our common stock, may adversely affect the market price of our common stock.

If we decide to issue debt or preferred equity securities in the future, which could rank senior to our common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue additional debt or preferred equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock will bear the risk of our future offerings of debt or preferred equity securities, reducing the market price of our common stock and diluting the value of their stock holdings in us.

Investing in our common stock may involve a high degree of risk.

The investments that we make in accordance with our investment objectives may result in a high amount of risk, volatility or loss of principal when compared to alternative investment options. Our investments may be highly speculative and aggressive, and therefore an investment in our common stock may not be suitable for someone with lower risk tolerance.

We can provide no assurance that we will complete our due diligence review or that we will be able to successfully negotiate and execute a definitive purchase and sale agreement in connection with the acquisition of the Atlanta Portfolio.

We recently entered into a non-binding letter of intent to acquire the Atlanta Portfolio for approximately $300 million.  The transaction is subject to the satisfactory completion of due diligence and the negotiation and execution of a definitive purchase and sale agreement.  We can provide no assurance that we will complete our due diligence review or that we will be able to successfully negotiate and execute a definitive purchase and sale agreement. Even if our diligence review is completed and a definitive purchase and sale agreement is negotiated and executed, we can provide no assurance that the Atlanta Portfolio will close in a timely manner or at all. If we do not complete the acquisition of the Atlanta Portfolio for any of the aforementioned reasons, this offering may be dilutive to existing stockholders and our management will have broad discretion with respect to the use of net proceeds from this offering and our use of the net proceeds may not yield a significant return or any return at all.

We cannot assure you that we will be successful in consummating potential acquisitions or other investment opportunities.

There are risks and uncertainties relating to potential acquisitions, including competition from other REITs and real estate investors, and we cannot provide assurance that we will successfully identify and consummate acquisitions that align with, and further, our investment strategy. If we are unable to identify and consummate any acquisitions or other investment opportunities this offering may be dilutive to existing stockholders. Our management will have broad discretion with respect to the use of net proceeds from this offering and our use of the net proceeds may not yield a significant return or any return at all.

Risks Related to the Forward Sale Agreement

An affiliate of each of the underwriters may receive benefits in connection with this offering.

We expect to enter into a forward sale agreement with Bank of Montreal (or its affiliate), an affiliate of one of the underwriters, which we refer to in this capacity as the forward purchaser. In addition, affiliates of certain of the underwriters in this offering, are lenders under our unsecured credit facility. To the extent that we use a portion of the net proceeds we receive from this offering to repay borrowings outstanding under our unsecured credit facility, such affiliates will receive their respective proportionate share of any amount of the unsecured credit facility that is repaid with the net proceeds of this offering. These transactions create potential conflicts of interest because such underwriters have an interest in the successful completion of this offering beyond the sales commissions they will receive. The interest may influence the decision regarding the terms and circumstances under which the offering is completed.

Settlement provisions contained in the forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.

The forward purchaser has the right to accelerate the forward sale agreement and require us to settle on a date specified by the forward purchaser if:

•	the forward purchaser is unable to establish, maintain or unwind its hedge position with respect to the forward sale agreement;

•

the forward purchaser determines that it is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the forward sale agreement, subject to a prior notice requirement;

•	certain ownership thresholds applicable to the forward purchaser and its affiliates are exceeded;
•

we declare any dividend, issue or distribution on shares of our common stock payable in securities of another company as a result of a spin-off or similar transaction, or payable in any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•

an extraordinary event (including certain mergers or tender offers or the delisting of our common stock) occurs or there is a public announcement of an event or transaction that, if consummated, would constitute such an extraordinary event; or

•

certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the forward sale agreement, our bankruptcy or a change in law.

The forward purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of the forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the forward sale agreement or, if we so elect and the forward purchaser so permits our election, net share settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share.

We expect that the forward sale agreement will settle no later than February 24, 2021. However, the forward sale agreement may be settled earlier than the latest potential settlement date specified in the forward sale agreement in whole or in part at our option. We expect that the forward sale agreement will be physically settled by delivery of shares of our common stock unless we elect to cash settle or net share settle the forward sale agreement. Upon physical settlement or, if we so elect, net share settlement of the forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or, to the extent we are obligated to deliver shares of our common stock, net share settlement, will result in dilution to our earnings per share, return on equity and dividends per share. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying the forward sale agreement, we expect that the forward purchaser (or an affiliate thereof) will purchase a number of shares of our common stock necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock borrowed from third parties in connection with sales of shares of our common stock in relation to the forward sale agreement, adjusted in the case of net share settlement, by any shares deliverable by or to us under the forward sale agreement. In addition, the purchase of shares of our common stock in connection with the forward purchaser (or its affiliate) unwinding its hedge position could cause the price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon cash settlement or increasing the number of shares of our common stock we would deliver to the forward purchaser (or decreasing the number of shares of our common stock that the forward purchaser would deliver to us) upon net share settlement.

The forward sale price that we expect to receive upon physical settlement of the forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a variable spread based upon the daily borrow cost incurred by the forward purchaser when borrowing our common stock and will be decreased based on amounts related to dividends on our common stock during the term of the forward sale agreement. If the specified daily rate is less than the variable spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the specified daily rate was greater than the variable spread. As a result of such decreases and/or reductions to the forward sale price, we could receive less than the initial forward sale price per share upon physical settlement of the forward sale agreement. If the market value of our common stock, determined in accordance with the terms of the forward sale agreement, during the relevant valuation period under the forward sale agreement is above the forward sale price, in the case of cash settlement, we would pay the forward purchaser under the forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the forward purchaser a number of shares of our common stock having a value, determined in accordance with the terms of the forward sale agreement, equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of the forward sale agreement. See “Underwriting—Forward Sale Agreement” for information on the forward sale agreement.

If the forward purchaser (or its affiliate) does not sell all the shares of our common stock to be sold by it pursuant to the terms of the underwriting agreement (including because insufficient shares of our common stock were made available by securities lenders for borrowing), we will issue and sell directly to the underwriters the number of shares of our common stock not sold by the forward purchaser (or its affiliate) which may result in dilution to our earnings per share, return on equity and dividends per share. Under such circumstances, the number of shares of our common stock underlying the forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell. The stock loan market is volatile, and it is uncertain whether sufficient shares of our common stock will be made available for borrowing prior to closing.

In case of our bankruptcy or insolvency, the forward sale agreement will automatically terminate, and we would not receive the expected net proceeds from the sale of shares of our common stock under such agreement.

If we institute, or a regulatory authority with jurisdiction over us institutes, or we consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, the forward sale agreement will automatically terminate. If the forward sale agreement terminates under these circumstances, we would not be obligated to deliver to the forward purchaser any of our common stock not previously delivered, and the forward purchaser would be discharged from its obligation to pay the forward sale price per share in respect of any of our common stock not previously settled under the forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which the forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the forward sale price per share in respect of those shares of our common stock.

The U.S. federal income tax treatment of the cash that we might receive from cash settlement of the forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.

In the event that we elect to settle the forward sale agreement for cash and the settlement price is below the forward sale price, we would be entitled to receive a cash payment from the forward purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Although we believe that any amount received by us in exchange for our stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of (1) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% test or (2) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% test, as discussed in Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2019 (“Material U.S. Federal Income Tax Considerations”) multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

Use of Proceeds

We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchaser (or its affiliate) in this offering, unless an event occurs that requires us to sell shares of our common stock to the underwriters in lieu of the forward purchaser (or its affiliate) selling shares of our common stock to the underwriters.

Assuming full physical settlement of the forward sale agreement at an initial forward sale price of $            per share and that the underwriters have not exercised their option to purchase additional shares of common stock, we expect to receive proceeds of approximately $             million (before deducting underwriting discounts and estimated expenses related to the forward sale agreement and this offering), subject to certain adjustments pursuant to the forward sale agreement. We expect full physical settlement to occur no later than February 24, 2021. The forward sale price that we expect to receive upon physical settlement of the forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the specified daily rate less a variable spread based upon the daily borrow cost incurred by the forward purchaser when borrowing our common stock and will be subject to decrease on certain dates based on amounts related to dividends on shares of our common stock during the term of the forward sale agreement. If the specified daily rate is less than the variable spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the specified daily rate was greater than the variable spread.

If, however, we elect to cash settle the forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the estimate described above, and we may not receive any net proceeds (or may owe cash to the forward purchaser). If we elect to net share settle the forward sale agreement in full, we would not receive any proceeds from the forward purchaser, and we may owe shares of our common stock to the forward purchaser in certain circumstances.

We intend to contribute any cash proceeds that we receive upon the settlement of the forward sale agreement (and from the sale of any shares of our common stock that we may sell to the underwriters in lieu of the forward purchaser (or its affiliate) selling our common stock to the underwriters) to our operating partnership in exchange for common units in our operating partnership. Through our operating partnership, we intend to use any such cash proceeds to fund potential acquisitions and other investment opportunities and may use proceeds for other corporate purposes, including the reduction of outstanding borrowings under our unsecured credit facility.

As of December 31, 2019, outstanding borrowings under our unsecured credit facility bore interest at LIBOR plus 1.76% and totaled approximately $186.3 million. Our unsecured credit facility matures on May 9, 2023, subject to two six-month extension options under certain circumstances, including payment of an extension fee.

Pending application of cash proceeds, we intend to invest the net proceeds temporarily in interest-bearing, short-term investment-grade securities, money-market accounts or checking accounts, which are consistent with our qualification as a REIT. Such investments may include, for example, government and government agency certificates, certificates of deposit, interest-bearing bank deposits and mortgage loan participations. These initial investments are expected to provide a lower net return than we will seek to achieve from investments in our properties.

Affiliates of certain of the underwriters are lenders under our unsecured credit facility. To the extent that we use any of the net proceeds from this offering to repay borrowings outstanding under our unsecured credit facility, such affiliates will receive their respective proportionate share of any amount of our unsecured credit facility that is repaid with the net proceeds from this offering. See “Underwriting—Other Relationships.”

Underwriting

KeyBanc Capital Markets Inc. and BMO Capital Markets Corp. are acting as the representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has severally agreed to purchase, and we and the forward purchaser (or its affiliate as the forward purchaser’s agent) have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name.

Underwriter	Number of Shares
KeyBanc Capital Markets Inc.
BMO Capital Markets Corp.
Total	8,500,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of our common stock sold under the underwriting agreement if any of these shares are purchased by the forward purchaser. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters, the forward purchaser and their affiliates against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters or the forward purchaser or their affiliates, as applicable, may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

Paid by Us
	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

The information assumes (a) either no exercise or full exercise of the underwriters' option to purchase additional shares, and (b) that the forward sale agreements are fully physically settled based upon the initial forward sale price of $            per share. If we physically settle the forward sale agreements based upon the initial forward sale price, we expect to receive net proceeds of approximately $             million (or $             million if the underwriters' option to purchase additional shares is exercised in full and assuming we elect to enter into additional forward sale agreements) (after deducting fees and estimated expenses related to the forward sale agreement and this offering) subject to certain adjustments as described below, upon settlement of the forward sale agreements, which settlement we expect to occur no later than February 24, 2021.

We estimate that our total offering expenses will be approximately $             million.

Forward Sale Agreement

We expect to enter into a forward sale agreement with the forward purchaser, relating to an aggregate of 8,500,000 shares of our common stock. In connection with such forward sale agreement, the forward purchaser (or its affiliate) is borrowing from third parties and selling to the underwriters an aggregate of 8,500,000 shares of our common stock that will be sold in this offering. If the forward purchaser (or its affiliate) does not deliver and sell all of the shares of our common stock to be sold by it to the underwriters, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser (or its affiliate) does not sell and the number of shares underlying the forward sale agreement will be decreased in respect of the number of shares that we issue and sell. In such event, the underwriters will have the right to postpone the closing date for one business day to effect any necessary changes to the documents or arrangements.

We will not initially receive any proceeds from the sale of our common stock by the forward purchaser (or its affiliate) but we expect to receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreement, at the forward sale price, from the forward purchaser upon full physical settlement of the forward sale agreement. We will only receive such proceeds if we elect to fully physically settle the forward sale agreement.

We expect to physically settle the forward sale agreement no later than February 24, 2021, subject to acceleration by the forward purchaser upon the occurrence of certain events. On a settlement date, if we decide to physically settle the forward sale agreement, we will issue shares of our common stock to the forward purchaser under the forward sales agreement at the then-applicable forward sale price. The forward sale price initially will be $            , which is the price to be paid to the forward purchaser (or its affiliate) by the underwriters. The forward sale agreement provides that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the specified daily rate less a variable spread based upon among other things the daily borrow cost incurred by the forward purchaser when borrowing our common stock and will be subject to decrease on certain dates based on amounts related to dividends on shares of our common stock during the term of the forward sale agreement. If the specified daily rate is less than the variable spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the specified daily rate was greater than the variable spread.

We expect that before the issuance of shares of our common stock in connection with the forward sale agreement upon physical or net share settlement of the forward sale agreement, the shares issuable upon settlement of the forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the relevant reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period).

Consequently, before physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the adjusted forward sale price, subject to increase or decrease based on a specified daily rate, less a variable spread based upon the daily borrow cost incurred by the forward purchaser when borrowing our common stock, and subject to decrease by amounts related to dividends on our common stock during the term of the forward sale agreement. However, if we physically or net share settle the forward sale agreement, the delivery by us of shares of our common stock would result in an increase in the number of shares outstanding and dilution to our earnings per share, return on equity and dividends per share.

Except under limited circumstances, we have the right to elect physical, cash or net share settlement under the forward sale agreement. Although we expect to settle the forward sale agreement entirely by delivering shares of our common stock, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle the forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of our common stock underlying the forward sale agreement.

If we elect to physically settle the forward sale agreement by issuing and delivering shares of our common stock, we will receive an amount of cash from the forward purchaser equal to the product of the forward sale price per share, as adjusted pursuant to the forward sale agreement, and the number of shares of our common stock underlying the forward sale agreement. In the event that we elect to cash settle, the settlement amount will be generally related to (1) (a) the average of the volume-weighted average price of our common stock on each exchange business day during the relevant valuation period under the forward sale agreement minus (b) the forward sale price; multiplied by (2) the number of shares of our common stock underlying the forward sale agreement subject to cash settlement. In the event we elect to net share settle, the settlement amount will be generally related to (1) (a) the weighted average price at which the forward purchaser (or its affiliate) purchases shares of our common stock during the relevant valuation period for such settlement under the forward sale agreement minus (b) the forward sale price; multiplied by (2) the number of shares of our common stock underlying the forward sale agreement subject to such net share settlement. If this settlement amount is a negative number, the forward purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of shares of our common stock having a value, determined pursuant to the terms of the forward sale agreement, equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the forward purchaser that amount (in the case of cash settlement) or deliver to the forward purchaser a number of shares of our common stock having a value, determined pursuant to the terms of the forward sale agreement, equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, we would expect the forward purchaser (or its affiliate) to purchase shares of our common stock in secondary market transactions for delivery to third-party stock lenders to close out the forward purchaser’s hedge position in respect of the forward sale agreement and, if applicable, for delivery to us under a net share settlement. The purchase of shares of our common stock in connection with the forward purchaser (or its affiliate) unwinding its hedge position could cause the price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon cash settlement or increasing the number of shares of our common stock we would deliver to the forward purchaser (or decreasing the number of shares of our common stock that the forward purchaser would deliver to us) upon net share settlement.

The forward purchaser has the right to accelerate the forward sale agreement and require us to settle on a date specified by the forward purchaser if:

•	the forward purchaser is unable to establish, maintain or unwind its hedge position with respect to the forward sale agreement;
•

the forward purchaser determines that it is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the forward sale agreement, subject to a prior notice requirement;

•	certain ownership thresholds applicable to the forward purchaser and its affiliates are exceeded;
•

we declare any dividend, issue or distribution on shares of our common stock payable in securities of another company as a result of a spin-off or similar transaction, or payable in any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•

an extraordinary event (including certain mergers or tender offers or the delisting of our common stock) occurs or there is a public announcement of an event or transaction that, if consummated, would constitute such an extraordinary event; or

•

certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the forward sale agreement, our bankruptcy or a change in law.

The forward purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of the forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the forward sale agreement or, if we so elect and the forward purchaser so permits our election, net share settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the forward sale agreement. See “Risk Factors—Risks Related to Forward Sale Agreement.”

Option to Purchase Additional Shares

We have granted the underwriters a 30-day option from the date of this prospectus supplement, exercisable in whole or in part from time to time, to purchase up to an additional 1,275,000 shares of our common stock at the price per share set forth on the cover page of this prospectus supplement, less any dividends or distributions payable on the shares initially purchased by the underwriters but not payable on such option shares. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. Upon any exercise of such option, we may elect that such additional shares of common stock be sold by the forward purchaser (or its affiliate) to the underwriters, in which case we will enter into an additional forward sale agreement with the forward purchaser in respect of the number of shares that are subject to the exercise of such option. Unless the context requires otherwise, the term “forward sale agreement” as used in this prospectus supplement includes any additional forward sale agreement that we enter into in connection with the exercise, by the underwriters, of their option to purchase additional shares of our common stock. In the event that we enter into any additional forward sale agreement, if the forward purchaser (or its affiliate) does not deliver and sell all of the shares of our common stock to be sold by it in connection with the exercise of such option, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares that the forward purchaser (or its affiliate) does not deliver and sell, and the number of shares underlying the forward sale agreement will not be increased in respect of the number of shares that we issue and sell.

The additional forward sale agreement that we will enter into in the event the underwriters exercise their option to purchase additional shares of our common stock will be on substantially the same terms as the initial forward sale agreement described below, except that it will cover only the number of shares of our common stock that are subject to such option exercise and the initial forward sale price under the additional forward sale agreement will be the initial forward sale price under the initial forward sale agreement, subject to certain adjustments.

No Sales of Similar Securities

We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for or exercisable for common stock, including common units in our operating partnership, for a period of 60 days after the date of this prospectus supplement without first obtaining the written consent of KeyBanc Capital Markets Inc.  and BMO Capital Markets Corp. Specifically, we and these other persons have agreed, with certain limited exceptions not to directly or indirectly:

•	offer, sell, pledge or otherwise dispose any common stock;
•	sell any option or contract to purchase any common stock;
•	purchase any option or contract to sell any common stock;
•	grant any option, right or warrant for the sale of any common stock;
•	lend or otherwise dispose of or transfer any common stock;
•	request or demand that we file a registration statement related to the common stock; or
•	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, the economic benefits or risks of ownership of any common stock.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock, including common units in our operating partnership. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

New York Stock Exchange Listing

The shares are listed on the NYSE under the symbol “IRT.”

Short Positions

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Conflicts of Interest

All of the proceeds of this offering (excluding proceeds paid to us with respect to any shares of our common stock that we may sell to the underwriters in lieu of the forward purchasers or their affiliates selling our common stock to the underwriters) will be paid to the forward purchaser. As a result, BMO Capital Markets Corp., or its affiliates, will receive more than 5% of the net proceeds of this offering, not including the underwriting discount. Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc., the appointment of a qualified independent underwriter is not necessary in connection with this offering because REITs are excluded from that requirement.

In addition, as described under “Use of Proceeds,” any net proceeds we that receive from this offering may be used to repay outstanding indebtedness. Affiliates of certain of the underwriters are lenders under our unsecured credit facility and the underwriters and/or their respective affiliates may from time to time hold our debt securities or other indebtedness. To the extent that we use any of the net proceeds from this offering to repay borrowings outstanding under our unsecured credit facility, such affiliates will receive their respective proportionate share of any amount of our unsecured credit facility that is repaid with the net proceeds from this offering. If 5% or more of such net proceeds (not including the underwriting discount) is used to repay indebtedness owed to at least one of the underwriters and/or affiliates of such underwriter, such underwriter or underwriters will also be deemed to have a conflict of interest. Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc., the appointment of a qualified independent underwriter is not necessary in connection with this offering because REITs are excluded from that requirement. See “Use of proceeds” and “Underwriting—Other relationships” in this prospectus supplement.

Other Relationships

In the ordinary course of their business, the underwriters, the forward purchaser, or their respective affiliates have in the past performed, and may continue to perform, investment banking, broker dealer, financial advisory or other services for us, for which they received or may receive customary fees and commissions. Affiliates of KeyBanc Capital Markets Inc. and BMO Capital Markets Corp. are lenders under our unsecured credit facility. In addition, an affiliate of KeyBanc Capital Markets Inc. is acting as an adviser to the seller in connection with the potential acquisition by the Company of the Atlanta Portfolio and may receive fees in connection with such services.

The underwriters, forward purchaser and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and/or instruments of ours or our affiliates. Of the underwriters (or their affiliates) and the forward purchaser (or its affiliates) that have lending relationships with us, certain of them routinely hedge and others may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters, forward purchaser, and/or their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. Any such credit default swaps or short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters, forward purchaser and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the Shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, the shares as principal and that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area (each a “Member State”), no offer of shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or
C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of shares is made or who receives any communication in respect of any offer of ordinary shares, or who initially acquires any shares will be deemed to have represented, warranted, acknowledged and agreed to and with each Representative and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the Representatives has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the Representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the Representatives have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the Representatives to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Member State.

Prohibition of Sales to European Economic Area Retail Investors

The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of shares in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in the Netherlands

The shares of our common stock offered hereby may not, directly or indirectly, be offered or acquired in the Netherlands and this prospectus supplement may not be circulated in the Netherlands, as part of an initial distribution or any time thereafter, other than to individuals or (legal) entities who or which qualify as qualified investors within the meaning of Article 1:1 of the Financial Supervision Act (Wet op het financieel toezicht) as amended from time to time.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our common stock may not be circulated or distributed, nor may our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired our common stock pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations).

Notice to Prospective Investors in Norway

        This prospectus supplement and the accompanying prospectus have not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 2007. This prospectus supplement and the accompanying prospectus have not been approved or disapproved by, or registered with, the Norwegian Financial Supervisory Authority (Finanstilsynet) nor the Norwegian Registry of Business Enterprises.

        The shares of our common stock described herein have not been and will not be offered or sold to the public in Norway, and no offering or marketing materials relating to the shares of our common stock may be made available or distributed in any way that would constitute, directly or indirectly, an offer to the public in Norway. This prospectus supplement and the accompanying prospectus are for the recipient only and may not in any way be forwarded to any other person or to the public in Norway.

Legal Matters

Certain legal matters relating to this offering, including the validity of the shares of the common stock offered hereby, will be passed upon for us by Pepper Hamilton LLP. Certain legal matters relating to this offering will be passed upon for the underwriters and the forward purchaser by Fried, Frank, Harris, Shriver & Jacobson LLP. Ballard Spahr LLP, Baltimore Maryland, will issue an opinion to the underwriters and the forward purchaser regarding certain matters of Maryland law, including the validity of the common stock to be issued in connection with this offering. Fried, Frank, Harris, Shriver & Jacobson LLP may rely upon the opinion of Ballard Spahr LLP.

Experts

The consolidated financial statements of Independence Realty Trust, Inc. and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 included in Independence Realty Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC at www.sec.gov. You can inspect reports and other information we file at the offices of the NYSE, 20 Broad Street, New York, New York 10005. In addition, we maintain a web site that contains information about us at www.irtliving.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement on Form S-3 (File No. 333-218130), of which this prospectus supplement and the accompanying prospectus are a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, such registration statement, under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to, or incorporated by reference, in this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract or document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. The registration statement is available to you on the SEC’s web site, www.sec.gov.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents (except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules and regulations):

•	our Annual Report on Form 10-K for the year ended December 31, 2019;
•

our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 29, 2019 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018); and

•

all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations).

We will provide without charge to each person to whom a prospectus supplement is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request should be addressed to Investor Relations, Independence Realty Trust, Inc., 1835 Market Street, Suite 2601, Philadelphia, Pennsylvania 19103.

PROSPECTUS

$1,000,000,000

Independence Realty Trust, Inc.

Common Stock

Preferred Stock

Warrants

Stockholder Rights

Units

Debt Securities

We may offer, issue and sell, from time to time, together or separately, common stock, preferred stock, warrants, stockholder rights, units and debt securities of Independence Realty Trust, Inc. We will provide the specific terms of the securities we sell in one or more supplements to this prospectus or other offering materials.

On September 11, 2017, we closed on the sale of 14,375,000 shares of common stock at a public offering price of $9.25 per share. These shares were offered and sold under this prospectus and a prospectus supplement dated September 6, 2017.

You should read this prospectus, any prospectus supplement and any other offering materials carefully before you invest.

Our shares of common stock are listed for trading on the New York Stock Exchange under the symbol “IRT.” On October 31, 2017, the last reported sale price of our shares of common stock on the New York Stock Exchange was $10.15 per share. If any other securities offered hereby will be listed on a securities exchange, such listing will be described in the applicable prospectus supplement.

Investing in our securities involves risk. You should read the sections entitled “Risk Factors” on page 5 in this prospectus and in our filings with the Securities and Exchange Commission that are incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated November 9, 2017.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	1

WHERE YOU CAN FIND MORE INFORMATION	2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	2

OUR COMPANY	4

RISK FACTORS	5

DESCRIPTION OF SECURITIES	6

DESCRIPTION OF CAPITAL STOCK	6

DESCRIPTION OF WARRANTS	12

DESCRIPTION OF STOCKHOLDER RIGHTS	13

DESCRIPTION OF UNITS	14

DESCRIPTION OF DEBT SECURITIES	15

MATERIAL PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS	30

DESCRIPTION OF OUR OPERATING PARTNERSHIP AND OUR OPERATING PARTNERSHIP AGREEMENT	34

RATIO OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	40

USE OF PROCEEDS	40

TAX CONSIDERATIONS	40

PLAN OF DISTRIBUTION	41

EXPERTS	42

LEGAL MATTERS	42

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this registration process, over the three year period (or such longer period permitted under SEC rules) from the effective date of the registration statement, we may sell any combination of shares of our common stock, par value $0.01 per share, or common stock, shares of our preferred stock, par value $0.01 per share, or preferred stock, warrants exercisable for other securities of ours, stockholder rights, units, and our debt securities. The terms of these offerings will be determined at the time of sale. We refer to the common stock, preferred stock, warrants, stockholder rights, units and debt securities collectively as the securities in this prospectus. For more information on how our securities may be sold, please read the section of the prospectus entitled “Plan of Distribution.”

The specific terms of the securities we offer and the terms of their sale will be set forth in an accompanying supplement to this prospectus or other offering materials. This prospectus describes some of the general terms that may apply to these securities. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering materials together with the additional information described in the section of the prospectus entitled “Where You Can Find More Information.” We are not making an offer of our securities in any state where the offer or solicitation is not authorized. References in this prospectus to the “company,” “we,” “us,” and “our” are to Independence Realty Trust, Inc., a Maryland corporation, and “operating partnership” refers to Independence Realty Operating Partnership, L.P., a Delaware limited partnership of which we are the general partner.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. These statements may be made directly in this prospectus and they may also be incorporated by reference in this prospectus from other documents filed with the SEC, and include, but are not limited to, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The risk factors discussed in this prospectus, any prospectus supplement and any other offering materials and those discussed and identified in item 1A of our most recent annual report on Form 10-K and our other public filings with the SEC, which we incorporate by reference in this prospectus, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed under “Incorporation by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is also made to such registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Certain information about us and our subsidiaries is “incorporated by reference” to reports and exhibits we file with the SEC that are not included in this prospectus. We disclose important information to you by referring you to these documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2016.
•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017.
•

The portions of our Definitive Proxy Statement on Schedule 14A filed on April 4, 2017 and incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2016.

•

Current Reports on Form 8-K filed on June 11, 2015 (only Item 9.01(a) and Exhibit 99.2 thereto), September 18, 2015 (only Item 9.01(a) and Exhibit 99.2 thereto), May 4, 2017, May 19, 2017, June 19, 2017, July 20, 2017, September 5, 2017, September 12, 2017, September 29, 2017 and October 20, 2017.

•	The description of our shares of common stock contained in our Registration Statement on Form 8-A dated July 21, 2017.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of this registration statement and on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Independence Realty Trust, Inc.

Attention: James Sebra

Two Liberty Place, 50 S. 16th Street, Suite 3575,

Philadelphia, PA 19102

(267) 270-4800

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

OUR COMPANY

We are a Maryland corporation that owns apartment properties in geographic non-gateway markets that we believe support strong occupancy and have the potential for growth in rental rates. We seek to provide stockholders with attractive risk-adjusted returns, with an emphasis on distributions and capital appreciation. We became an internally-managed real estate investment trust, or REIT, in December 2016 as a result of completing a management internalization transaction. Prior to completing the management internalization, we were externally advised by a wholly-owned subsidiary of RAIT Financial Trust, or RAIT (NYSE: RAS).

As of September 30, 2017, we own and operate 50 multifamily apartment properties, totaling 13,729 units, across non-gateway U.S markets, including Louisville, Memphis, Atlanta and Raleigh.

We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, commencing with our taxable year ended December 31, 2011. We conduct our business through an UPREIT structure in which our properties are owned by our operating partnership, directly or through limited partnerships, limited liability companies or other subsidiaries. We are the sole general partner of the operating partnership and, as of the date hereof, own, directly or indirectly, a 96% interest in the capital and profits of the operating partnership.

We seek to acquire and operate apartment properties that:

•	have stable occupancy;
•	are located in submarkets that we do not expect will experience substantial new apartment construction in the foreseeable future;
•	in appropriate circumstances, present opportunities for repositioning or updating through capital expenditures; and
•	present opportunities to apply tailored marketing and management strategies to attract and retain residents and enable rent increases.

Our principal executive offices are located at Two Liberty Place, 50 S. 16th Street, Suite 3575, Philadelphia, PA 19102 and our telephone number is (267) 270-4800. Our internet address is http://www.irtliving.com. We do not incorporate by reference into this prospectus any material from our website.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement or in this prospectus, together with all the other information contained or incorporated by reference in this prospectus or in an applicable prospectus supplement. In particular, you should consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2016, which are incorporated by reference in this prospectus and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

DESCRIPTION OF SECURITIES

General

Our board of directors may authorize the issuance of additional securities, including the securities described in this prospectus, for property or other consideration on such terms as it may deem advisable and may classify or reclassify any unissued shares of capital stock of our company without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares which may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issuance to stockholders, a private or public offering or another financial arrangement.

DESCRIPTION OF CAPITAL STOCK

Common Stock and Preferred Stock

The following description of our shares of common stock and shares of preferred stock sets forth certain general terms and provisions of the shares of common stock and shares of preferred stock to which any prospectus supplement may relate. The terms of our charter and bylaws are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents.

We are authorized to issue 350,000,000 shares of stock, consisting of 300,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action on the part of our stockholders, subject to any preferential rights of any class or series of preferential stock, to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series. As of October 23, 2017, we had 83,518,602 outstanding shares of common stock and no outstanding shares of preferred stock. Under Maryland law, stockholders generally are not liable for a corporation’s debts or obligations.

Common Stock

All of the shares of our common stock offered hereby will be duly authorized, validly issued, fully paid and nonassessable. Holders of our common stock:

•	are entitled to receive distributions as authorized by our board of directors and declared by us out of legally available funds;
•

in the event of any voluntary or involuntary liquidation or dissolution of our company, are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of any outstanding preferred stock and the satisfaction of all of our debts and liabilities; and

•

do not have preference, conversion, exchange, sinking fund, redemption rights or preemptive rights to subscribe for any of our securities and generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights.

Shares of our common stock will be held in uncertificated form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer.

Stockholder Voting

Except as otherwise provided, all shares of common stock will have equal voting rights. Because stockholders do not have cumulative voting rights, holders of a majority of the outstanding shares of common stock can elect our entire board of directors. The voting rights per share of our equity securities issued in the future will be established by our board of directors.

Under Maryland law and our charter, generally we may not, without the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter:

•

amend our charter, except to increase or decrease the number of authorized shares of stock of any class or series or the aggregate number of authorized shares of stock, change our name, change the name or other designation or the par value of any class or series of stock, change the aggregate par value of our stock or effect certain reverse stock splits;

•	sell all or substantially all of our assets other than in the ordinary course of our business;
•	cause a merger or consolidation of our company;
•	effect a statutory share exchange; or
•	dissolve our company.

Each stockholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission. Any proxy must be received by us prior to the date on which the vote is taken. Pursuant to the Maryland General Corporation Law, or MGCL, and our charter and bylaws, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (a) by the unanimous consent in writing or by electronic transmission of each stockholder entitled to vote on the matter or (b) if the action is advised and submitted for stockholder approval by our board of directors, by a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting. Our bylaws require us to provide notice of any action taken by less than unanimous written consent to each stockholder not later than 10 days after the effective time of such action.

Preferred Stock

Our charter authorizes our board of directors, without further stockholder action, to provide for the issuance of up to 50,000,000 shares of preferred stock, in one or more classes or series, with such terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series, as our board of directors shall approve.

Any shares of preferred stock issued under this registration statement will be issued as one or more new series of shares of preferred stock, the rights, preferences, privileges and restrictions of which will be fixed by articles supplementary relating to each series. A prospectus supplement relating to each series will specify the terms of the shares of preferred stock, including:

•	the maximum number of shares in the series and the designation of the series;
•	the terms on which dividends, if any, will be paid;
•	the terms on which the shares may be redeemed, if at all;
•	the liquidation preference, if any;
•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of stock;
•	the voting rights, if any, of the shares of the series; and
•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares of the series.

We currently have no shares of preferred stock outstanding. The description of the terms of a particular series of shares of preferred stock included in any prospectus supplement will not be complete. You should refer to the articles supplementary with respect to a series of preferred stock for complete information concerning the terms of that series. A copy of the articles supplementary for each new series of preferred stock will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in such registration statement.

Our board of directors may authorize the issuance of series of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of common stockholders. The issuance of shares of preferred stock, which may provide flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying or preventing a change in control, and may cause the market price of shares of common stock to decline or impair the voting and other rights of the holders of shares of common stock.

Restrictions on Ownership and Transfer

In order to maintain our qualification as a REIT, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

Because our board of directors believes it is essential for our company to continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may beneficially or constructively own, more than 9.8% of the aggregate of our outstanding shares of stock and 9.8%, in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock, including our common stock.

Our charter provides for certain circumstances where our board of directors, in its sole discretion, may except a holder of our shares (prospectively or retroactively) from the 9.8% ownership limitation and impose other limitations and restrictions on ownership. Our board of directors has granted such an exception for RAIT. Additionally, our charter prohibits, subject to the exceptions described below, any transfer of capital stock that would:

•	result in our capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;
•	result in our company being “closely held” under U.S. federal income tax laws (regardless of whether the ownership interest is held during the last half of a taxable year);
•	cause our company to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property; or
•	cause us to fail to qualify, under U.S. federal income tax laws or otherwise, as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons, will be null and void, with the intended transferee acquiring no rights in such shares of stock, and any other prohibited transfer of shares of our stock described above will result in the number of shares that would cause such person to violate the above restrictions (rounded up to the nearest whole share) to be designated as shares-in-trust and transferred automatically to a trust effective at the close of business on the Business Day (as defined in our charter) before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to immediately submit such number of shares of capital stock to our company for registration in the name of the trust. We will designate the trustee, but it will not be affiliated with our company and any prohibited owner. The beneficiary of the trust will be one or more nonprofit organizations that are named by our company and whose beneficial ownership does not violate any of the ownership restrictions set forth above. If the transfer to the trust would not be effective for any reason to prevent a violation of the limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares.

Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and other distributions on the shares-in-trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust and, subject to Maryland law, will have the authority to rescind as void any vote cast by the prohibited owner prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares held by the trust to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the beneficiary as follows:

The prohibited owner will receive from the trust the lesser of:

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the price per share such prohibited owner paid for the shares of capital stock that were designated as shares-in-trust or, if the prohibited owner did not give value for the shares (such as in the case of a devise or gift), the market price per share on the date of the event causing the shares to be held as shares-in-trust; or

•	the price per share received by the trust from the sale of such shares-in-trust.

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. The trust will immediately distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for the shares that exceeds the amount such prohibited owner was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in the transfer to the trust or, in the case of a gift or devise, the market price per share on the date of the gift or devise; or
•	the market price per share on the date that our company, or our designee, accepts such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the beneficiary. We will have the right to accept such offer until the trustee has sold such shares-in-trust. Upon a sale to the company, the interest of the beneficiary in the shares sold will terminate and the trustee shall distribute the net proceeds to the prohibited owner.

“Market price” on any date means, with respect to any class or series of outstanding shares, the closing price for such shares on such date. The “closing price” on any date refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market. If our stock is not so listed or quoted on any national securities exchange, available on an over-the-counter market, or otherwise, at the time of determination of the market price, our board of directors will determine the market price in good faith.

Any person who (a) acquires or attempts or intends to acquire shares in violation of the foregoing restrictions on ownership and transfer of our stock, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a beneficial trust, or (b) proposes or attempts any of the transactions in clause (a), is required to give us immediate written notice or, in the case of a proposed or attempted transaction, at least 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

If you own, directly or indirectly, more than 5%, or such lower percentages as required under U.S. federal income tax laws or the regulations promulgated thereunder, of our outstanding shares of stock, then you must, within 30 days of the end of each taxable year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder must provide us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limit.

The ownership limit generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering or private placement of such shares. In addition, our board of directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon such other conditions as our charter or board of directors may direct, may exempt a person (prospectively or retroactively) from the ownership limit or establish or increase an excepted holder limit for such person. Subject to certain conditions, our board of directors may also increase the ownership limit for one or more persons and decrease the ownership limit for all other persons.

The restrictions on ownership and transfer described above will continue to apply until our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required for REIT qualification.

All certificates, if any, representing our common stock, will bear a legend referring to the restrictions described above.

The ownership limit in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares or otherwise be in your interest as a stockholder.

Transfer Agent

The transfer agent for our shares of common stock is American Stock Transfer & Trust Company. We expect that American Stock Transfer & Trust Company will act as the transfer agent for any common stock,

preferred stock, warrants, stockholder rights (if traded separately) or units we may offer pursuant to a supplement to this prospectus.

No Stockholder Rights Plan

We currently do not have a stockholder rights plan.

DESCRIPTION OF WARRANTS

The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement or any other offering materials and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement or any other offering materials. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Reference is made to each prospectus supplement or any other offering materials for the specific terms of the warrants offered thereby. These terms may include the following, as applicable:

•	the title and aggregate number of the warrants;
•	the price or prices at which the warrants will be issued;
•	the title, amount and terms of the securities purchasable upon exercise of the warrants;
•	the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;
•	the date, if any, on and after which the warrants and the related securities will be separately transferable;
•	the price at which the related securities may be purchased upon exercise of the warrants;
•	the exercise period for the warrants;
•	the minimum or maximum number of warrants which may be exercised at any one time;
•	any applicable anti-dilution, redemption or call provisions;
•	any applicable book-entry provisions;
•	a discussion of certain United States federal income tax considerations, if any; and
•	any other terms of the warrants.

DESCRIPTION OF STOCKHOLDER RIGHTS

We may issue stockholder rights (rights of our stockholders to purchase shares of common stock or other securities). Rights may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of rights will be issued under a separate rights agreement, each, a rights agreement, to be entered into between us and a bank or trust company, as rights agent, or the rights agent, specified in the applicable prospectus supplement relating to that particular issue of rights. The rights agent will act solely as our agent in connection with the rights of any series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of rights. The foregoing sets forth certain general terms and provisions of the rights offered hereby. Further terms of any series of rights and the applicable rights agreement will be set forth in the applicable prospectus supplement we will file relating to that series and, with respect to the applicable rights agreements, will be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part at or before the issuance of such series of rights.

The applicable prospectus supplement will describe the terms of the rights to be issued including, where applicable, the following:

•	the date for determining the stockholders entitled to rights issued in the offering;
•	the aggregate number of shares of common stock or other securities purchasable upon exercise of such rights and the exercise price;
•	the aggregate number of rights being issued;
•	the date, if any, on and after which such rights may be separately transferrable;
•	the date on which the right to exercise such rights will commence and the date on which such rights will expire;
•	the minimum or maximum number of such rights which may be exercised at any one time;
•	a discussion of certain United States federal income tax considerations; and
•	any other terms of such rights, including the terms, procedures, and limitations relating to distribution, exchange and exercise of such rights.

The exercise price for any series of rights will be payable in United States dollars only and will be in registered form only.

DESCRIPTION OF UNITS

We may issue units consisting of shares of common stock, shares of preferred stock, warrants, stockholder rights, debt securities, or any combination of those securities. The applicable prospectus supplement will describe the terms of any units including the following:

•	the terms of the units and each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;
•	the terms of any unit agreement governing the units;
•	if applicable, a discussion of certain United States federal income tax considerations relating to the units; and
•	the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF DEBT SECURITIES

General

We may issue senior or subordinated debt securities, which will be direct, general obligations of us that may be secured or unsecured.

The senior debt securities will constitute part of our senior debt, will be issued under the senior debt indenture described below and will rank equally in payment with all of our other senior and unsubordinated debt, whether secured or unsecured.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under the subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the indenture with respect to subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior debt, additional subordinated debt or other indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The senior debt securities and subordinated debt securities will be governed by an indenture between us and one or more trustees selected by us. The indentures will be substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities. When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

We may issue multiple debt securities or series of debt securities under either indenture. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a particular series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement applicable for that series. Those terms may vary from the terms described here.

Amounts of Issuances

The indentures do not limit the amount of debt securities that may be issued under them. We may issue the debt securities from time to time in one or more series. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or prospectus supplement, we may reopen a series and issue additional debt securities of that series without the consent of the holders of the outstanding debt securities of that series.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

The applicable prospectus supplement will describe the specific terms of the debt securities, which will include some or all of the following:

•	the title of the series and whether it is a senior debt security or a subordinated debt security;
•	any limit on the total principal amount of the debt securities of the same series;
•	the stated maturity;
•	the currency or currencies for principal and interest, if not U.S. dollars;
•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;
•	whether the debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;
•	if the debt security is a fixed rate debt security, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;
•

if the debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

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if the debt security is an indexed debt security, the principal amount, if any, we will pay at maturity, interest payment dates, the amount of interest, if any, we will pay on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which the debt security will be exchangeable for or payable in cash, securities or other property;

•

if the debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the company, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	if the debt security is also an original issue discount debt security, the yield to maturity;
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if applicable, the circumstances under which the debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;
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the depositary for the debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt security in book-entry form only;

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if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	the assets, if any, that will be pledged as security for the payment of the debt security;
•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt security, as applicable; and
•	any other terms of the debt security which could be different from those described in this prospectus.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

Form of Debt Securities

We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Unless otherwise indicated in the relevant prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair a holder’s ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or

•	we notify the trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us as follows:

•	DTC is:
•	a limited-purpose trust company organized under the New York Banking Law,
•	a “banking organization” within the meaning of the New York Banking Law,
•	a member of the Federal Reserve System,
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and
•	a “clearing agency” registered under Section 17A of the Exchange Act;

•

DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates;

•	DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations;
•

DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC,” which is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies and DTCC is owned by the users of its regulated subsidiaries; and

•

Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The rules applicable to DTC and its participants are on file with the SEC.

Investors may hold interests in the debt securities outside the United States through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

The following is based on information furnished by Euroclear or Clearstream, as the case may be.

Euroclear has advised us that:

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it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

•	Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;
•

Euroclear is operated by Euroclear Bank S.A./ N.V., as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);

•

the Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of debt securities offered by this prospectus;

•	indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;
•

securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”);

•	the Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants; and

•

distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised us that:

•

it is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates;

•

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

•	as a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute;
•

Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include underwriters of debt securities offered by this prospectus;

•

indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly; and

•

distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the descriptions herein of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.

Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in the applicable prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or cancelled.

Mergers and Similar Transactions

We are generally permitted under the indenture for the relevant series to merge or consolidate with another corporation or other entity. We are also permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of the foregoing actions unless all the following conditions, among other things, are met.

•

If the successor entity in the transaction is not Independence Realty Trust, the successor entity must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized and existing under the laws of the United States, any State thereof or the District of Columbia.

•

Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Independence Realty Trust but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under the debt securities of any series and the indenture with respect to that series.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as:

•

our indebtedness under or in respect of our credit agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts; and

•

any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

Notwithstanding the foregoing, “senior debt” will not include: (i) equity interests; (ii) any liability for taxes; (iii) any trade payables; (iv) any indebtedness to any subsidiaries or affiliates; or (v) any indebtedness incurred in violation of the subordinated debt indenture.

We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;
•

(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities, or if so provided in the applicable prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of such series (“legal defeasance”); or
•	we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

•	deliver all outstanding debt securities of that series to the trustee for cancellation; or
•

all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Default, Remedies and Waiver of Default

Unless otherwise specified in the applicable prospectus supplement, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•

we do not pay the principal or any premium on any debt security of that series when due at its stated maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

•	we do not pay interest on any debt security of that series within 30 days after the due date;
•	we fail to comply with our obligations under the merger covenant;
•

we fail to comply for 90 days after notice with the other agreements contained in the indenture, which notice must be sent by the trustee or the holders of at least 30% in principal amount of the relevant series of debt securities;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us occur; or

•	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— Subordination Provisions.”

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 30% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above may result in an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee protection satisfactory to it from loss, liability or expense. These holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

Except as otherwise specified in the applicable prospectus supplement, before a holder may take steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:

•	the holder must give the trustee written notice that an event of default has occurred with respect to the debt securities of the series, and the event of default must not have been cured or waived;
•

the holders of at least 30% in principal amount of all debt securities of the series must request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 90 days after the above steps have been taken; and
•	during those 90 days, the holders of a majority in principal amount of the debt securities of the series must not have given the trustee directions that are inconsistent with such request.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default. Except as otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of the debt securities of any series may by notice to the trustee waive an existing default and its consequences for all debt securities of that series except (i) a default in the payment of the principal of or interest on a debt security, (ii) a default arising from the failure to redeem or purchase any debt security when required pursuant to the indenture or (iii) a default in respect of a provision that under the indenture cannot be amended without the consent of each securityholder affected. If a waiver occurs, the default is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Annual Information about Defaults to the Trustee. We will furnish each trustee every year a certificate indicating whether the signers thereof know of any default that occurred in the previous year.

Modifications and Waivers

Changes Requiring Each Holder’s Approval. Except as otherwise specified in the applicable prospectus supplement, we and the trustee may amend the indentures or the debt securities with the written consent of the holders of at least a majority in principal amount of the debt securities then outstanding. However, without the consent of each securityholder affected thereby, an amendment or waiver may not, except as otherwise specified in the applicable prospectus supplement:

•	reduce the amount of debt securities whose holders must consent to an amendment;
•	reduce the rate of, or extend the time for payment of, the interest on any debt security;
•	reduce the principal of or change the stated maturity on any debt security;
•	reduce the amount payable upon redemption of any debt security or change the time at which any debt security may be redeemed as described in the applicable indenture;
•	permit redemption of a debt security if not previously permitted;
•	change the currency of any payment on a debt security;
•	impair the right of any holder of a debt security to institute suit for the enforcement of any payment on or with respect to such holder’s debt security;
•	change the amendment provisions which require each holder’s consent or in the waiver provisions; or
•	change the ranking or priority of any debt security that would adversely affect the securityholders.

Changes Not Requiring Approval. We and the trustee may amend the indentures or the debt securities without notice to or consent of any securityholder:

•	to cure any ambiguity, omission, defect or inconsistency;
•	to provide for the assumption by a successor corporation of the obligations of the company under the indenture;
•

to provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for United States federal income tax purposes);

•	to add to the covenants of the company for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the company;
•	to make any change that does not adversely affect the rights of any holder of the debt securities in any material respect;
•	to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended; or
•

to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer debt securities.

Modification of Subordination Provisions. We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Changes Requiring Majority Approval. Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

•

if the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

•

if the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

If any debt securities cease to be issued in registered global form, they will be issued only in fully registered form, without interest coupons and, unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. Holders may not exchange debt securities for securities of a different series or having different terms, unless permitted by the terms of that series and described in the applicable prospectus supplement.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for a debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Paying Agents

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the applicable prospectus supplement for each debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship With the Trustee

The prospectus supplement for any debt security will describe any material relationships we may have with the trustee with respect to that debt security.

The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign under one or more of the indentures and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

MATERIAL PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following is a summary of certain provisions of Maryland law and of our charter and bylaws. While we believe that the following description covers the material aspects of these provisions, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter and bylaws and the relevant provisions of Maryland law, for a more complete understanding of these provisions. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto. See “Where You Can Find Additional Information.”

Stockholders’ Meetings

Our bylaws provide that an annual meeting of the stockholders will be held on a date, time and place determined by (i) the board of directors, (ii) a duly authorized committee of the board of directors, or (iii) the chairman, if delegated that authority by the board of directors. The purpose of each annual meeting of the stockholders is to elect directors and to transact any other proper business.

The chairman or the board of directors may call a special meeting of the stockholders. Subject to compliance with certain procedures set forth in our bylaws, the secretary must call a special meeting to act on any matter that may properly be considered at a meeting of stockholders when stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on such matter make a written request for the meeting. In general, the presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting will constitute a quorum. Generally, a majority of the votes cast at a duly called meeting of stockholders at which a quorum is present is sufficient to approve any matter unless our charter or the MGCL require otherwise.

Board of Directors

Our business and affairs will be managed under the direction of our board of directors. Our charter and bylaws provide that the number of directors may not be less than the minimum number required by the MGCL and our bylaws provide that the number of directors may not be more than 15. Except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any vacancy on the board of directors may be filled only by a majority of the remaining directors, whether or not the remaining directors constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualified. Any director may resign at any time by delivering notice to the board of directors, the chairman of the board or the secretary. Further, any director or the entire board may be removed but only for cause by the affirmative vote of stockholders entitled to cast not less than a majority of the votes entitled to be cast generally in the election of directors, subject to the preferential rights of any preferred stock. A plurality of all the votes cast at a duly called meeting of stockholders at which a quorum is present is sufficient to elect a director.

Amendment of the Organizational Documents

Our charter may be amended after a declaration by the board of directors that the amendment is advisable and, except for those amendments which are permitted under Maryland law to be made without stockholder approval, approval by the affirmative vote of holders of a majority of all votes entitled to be cast on the matter. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution

We may be dissolved after a declaration by a majority of the entire board of directors that dissolution is advisable and the approval by stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to our annual meeting of stockholders, the proposal of other business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;
•	by or at the direction of our board of directors; or
•

by any stockholder who was a stockholder of record both at the time of giving notice of such annual meeting and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

Our bylaws also provide that stockholders may nominate candidates for election as directors at any annual or special meeting of stockholders, provided that such stockholder has complied with the advance notice procedures set forth in our bylaws. In the case of a special meeting of stockholders, nominations of candidates for election of directors may only be made:

•	if the election of directors is a matter specified in the notice of meeting given by or at the direction of our board of directors; or
•

by any stockholder who was a stockholder of record both at the time of giving notice of such special meeting and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or
•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between a Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholders with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for his or her shares. Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our board of directors and, consequently, the five year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, we will be able to enter into any business combinations which are first approved by our board of directors, including business combinations that may not be in the best interests of our stockholders, without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power.

Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights for control shares are not approved at the meeting or if the acquiring person does not deliver a statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless the corporation’s charter or bylaws provide otherwise. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction, or (b) acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by any person. We can offer no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•

a requirement that a vacancy on the board be filled only by the remaining directors and (if the board is classified) for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder requested special meeting of stockholders.

We have elected that, except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships and require, unless the meeting is called by our chairman of the board, our chief executive officer, our president or our board of directors, the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders in order to call a special meeting of stockholders to act on such matter.

DESCRIPTION OF OUR OPERATING PARTNERSHIP AND

OUR OPERATING PARTNERSHIP AGREEMENT

The following is a summary of the agreement of limited partnership of Independence Realty Operating Partnership, LP, our operating partnership. This summary and the descriptions of our operating partnership agreement provisions included elsewhere or incorporated by reference in this prospectus are qualified by such agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See “Where You Can Find Additional Information.”

Management of our Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of, and expect to conduct substantially all of our business through, our operating partnership. Pursuant to the operating partnership agreement we, as the general partner, will have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancings, and to cause changes in our operating partnership’s business and distribution policies. Further, we may, without the consent of the limited partners:

•

file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the operating partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or

•	cause our operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, our operating partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove us as the general partner.

Conducting our operations through our operating partnership allows the sellers of properties to contribute their property interests to our operating partnership in exchange for common units in our operating partnership rather than for cash or our common stock. This enables the seller to defer some or all of the potential taxable gain on the transfer. From the seller’s perspective, there are also differences between the ownership of common stock and partnership units, some of which may be material because they impact the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation. Our operating partnership and each limited partner will file separate tax returns.

Description of Partnership Units

Partnership interests in our operating partnership are divided into “units.” Our operating partnership has two classes of units: general partnership units and common units in our operating partnership. General partnership units represent an interest as a general partner in our operating partnership and we, as general partner, will hold all such units. In return for our initial capital contribution of $200,000, our operating partnership issued to us 20,000 general partnership units.

Common units in our operating partnership represent an interest as a limited partner in our operating partnership. Our operating partnership may issue additional units and classes of units with rights different from, and superior to, those of general partnership units and/or other common units in our operating partnership, without the consent of the limited partners. Holders of common units in our operating partnership do not have any preemptive rights with respect to the issuance of additional units. As of the date of this prospectus, the only limited partnership units outstanding are common units.

For each common unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of limited partnership units will not be obligated to make additional capital contributions to our operating partnership. Further, such holders will not have the right to make additional capital contributions to our operating partnership or to purchase additional limited partnership units without our consent as general partner.

Limited partners do not have the right to participate in the management of our operating partnership. Limited partners who do not participate in the management of our operating partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of our operating partnership beyond the amount of their capital contributions. We, however, as the general partner of our operating partnership, are liable for any unpaid debts and liabilities. The voting rights of the limited partners are generally limited to approval of specific types of amendments to our operating partnership agreement. See “— Management of our Operating Partnership,” above.

In general, each common unit will share equally in distributions from our operating partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon our operating partnership’s liquidation, common units will also share equally in the assets of our operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of limited partnership preferred units. In addition, a portion of the items of income, gain, loss and deduction of our operating partnership for U.S. federal income tax purposes will be allocated to each common unit, regardless of whether any distributions are made by our operating partnership. See “Material U.S. Federal Income Tax Considerations—Tax Aspects of Investments in Partnerships,” incorporated by reference to Exhibit 99.1 of our annual report on Form 10-K for the fiscal year ended December 31, 2016 for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, holders of limited partnership units may be restricted from transferring their interests without the consent of the general partner. See “— Transferability of Interests” below, for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers. After owning a common unit for one year, common unit holders generally may, subject to certain restrictions, exchange limited partnership units for cash or, at our option, shares of common stock. See “— Limited Partner Exchange Rights,” below, for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See “— Extraordinary Transactions,” below, for an explanation of the exchange rights under such circumstances.

Amendments

As general partner, we may also amend the operating partnership agreement without the consent of the limited partners. However, the following amendments will require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in our operating partnership:

•	any amendment that alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under the “Distributions” portion of this section;
•	any amendment that alters or changes the limited partner’s exchange rights;
•	any amendment that imposes on limited partners any obligation to make additional capital contributions; or
•	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for indemnification of us when acting in our capacity as general partner. It also provides for indemnification of directors, officers and other persons who we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and stockholders under our charter.

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership units, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer and/or encumber all or any part of their units.

In addition, limited partnership units are not registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally permits us and/or our operating partnership to engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all of the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted or for which a unit may be exchanged. We are required to send to each common unit holder notice of a proposed business combination at least 15 days prior to the record date for our stockholder vote on the combination. In the case of a proposed combination, each holder of a common unit in our operating partnership shall have the right to exercise its exchange right prior to the stockholder vote on the transaction. Upon the limited partner’s exercise of the exchange right in the case of a business combination, the partnership units will be exchanged into cash or, at our option, shares of common stock in us. However, we cannot pay a common unit holder in shares of our common stock if the issuance of shares to such holder would:

•

be prohibited under our charter; for example, if the issuance would (i) violate the 9.8% ownership limit or (ii) result in our being “closely held” within the meaning of Section 856(h) of the Code. See “Description of Stock—Restrictions on Ownership and Transfer”;

•	cause us to no longer otherwise qualify, or create a material risk that we may no longer otherwise qualify, as a REIT in the opinion of our counsel; or
•	cause the acquisition of shares by the limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act.

Any limited partnership unit holders who timely exchange their units prior to the record date for the stockholder vote on a business combination shall be entitled to vote their shares in any stockholder vote on the business combination. Holders of limited partnership units who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination. The right of the common unit holders to exercise their right to exchange without regard to whether they have held the units for more than a year shall terminate upon the earlier of (i) the disapproval of the business combination by our board of directors, (ii) the disapproval of the business combination by stockholders, (iii) the abandonment of the business combination by any of the parties to it, or (iv) the business combination’s effective date.

Issuance of Additional Units

As general partner of our operating partnership, we can, without the consent of the limited partners, cause our operating partnership to issue additional units representing general and/or limited partner interests. A new issuance may include preferred units, which may have rights which are different than, and/or superior to, those of general partnership units and limited partnership units. Furthermore, the operating partnership agreement requires the issuance of additional common units corresponding with any issuance of stock by us pursuant to any distribution reinvestment program we may adopt in the future or as a result of distributing stock in order to meet our annual distribution requirement to maintain our qualification as a REIT.

Capital Contributions

The operating partnership agreement provides that, if our operating partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, as general partner, have the right to raise additional funds required by our operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by our operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we must contribute cash or other property received as consideration for the issuance of capital stock to our operating partnership in exchange for units. Upon the contribution of cash or other property received in exchange for the issuance of shares of common stock, we will receive one general partnership common unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of capital stock other than common stock, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the capital stock that we issued. If we contribute additional capital to our operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis in the event we contribute any additional capital.

Distributions

Distributions from the partnership are made at the times and in the amounts determined by us, as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units. The agreement further provides that remaining amounts available for distribution after distributions for preferred units, if any, will be distributed at the times and in the amounts we determine as the general partner in our sole discretion, pro rata, to the holders of the general partnership units and the limited partnership units, in accordance with the number of units that they hold. We will also distribute the remaining amounts to the holders of preferred units, if any, which are entitled to share in the net profits of our operating partnership beyond, or in lieu of, the receipt of any preferred return. The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units.

The operating partnership agreement provides that cash available for distribution will be distributed to the partners based on their percentage interests.

Liquidation

Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital accounts.

Allocations

The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of our operating partnership shall be allocated among the partners in such a manner that the capital account of each partner, immediately after making such allocation, is, as nearly as possible, equal proportionately to the distributions that would be made to such partner if our operating partnership were dissolved, its affairs wound up and its assets were sold for cash, all operating partnership liabilities were satisfied, and the net assets of our operating partnership were distributed to the partners immediately after making such allocation.

Operations

The operating partnership agreement requires that the partnership be operated in a manner that will:

•	satisfy the requirements for our qualification as a REIT;
•	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and
•	ensure that our operating partnership will not be classified as a publicly traded partnership under the Code.

Pursuant to the operating partnership agreement, our operating partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by our operating partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of our operating partnership.

Limited Partner Exchange Rights

Each holder of a common unit will have the right, commencing one year from the issuance of the common units (except in connection with a business combination), to cause our operating partnership to exchange their units for cash equal to the value of an equivalent number of our shares of common stock or, at our option, by issuing one share of our common stock for each unit exchanged. We will make the decision whether to exercise our right to exchange common units for shares of our common stock on a case by case basis at our sole and absolute discretion. The limited partnership units exchanged for cash or common stock will augment our ownership percentage in our operating partnership.

See “— Extraordinary Transactions,” above, for a description of exchange rights in connection with mergers and other major transactions. However, we cannot exchange common units for shares of our common stock if the issuance of shares to such holder would:

•

be prohibited under our charter; for example, if the issuance would (i) violate the 9.8% ownership limit or (ii) result in our being “closely held” within the meaning of Section 856(h) of the Code. See “Description of Stock—Restrictions on Ownership and Transfer”;

•	cause us to no longer otherwise qualify, or create a material risk that we may no longer otherwise qualify, as a REIT in the opinion of our counsel; or
•	cause the acquisition of shares by the limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act.

Any shares of common stock issued to the limited partners upon exchange of their common units may be sold only pursuant to an effective registration statement under the Securities Act or an exemption from, or exception to, registration requirements. We expect to grant holders of partnership interests registration rights for such shares of common stock. The cash necessary to exchange common units will come from any funds legally available to us or our operating partnership. However, specific funds will not be specially set aside for such purposes, nor will an accounting reserve be established for it. As general partner, we will have the right to grant similar exchange rights to holders of other classes of units, if any, in our operating partnership, and to holders of equity interests in the entities that own our properties.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units into common stock to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged. See “Material U.S. Federal Income Tax Considerations—Tax Aspects of Investments in Partnerships” incorporated by reference to Exhibit 99.1 of our annual report on Form 10-K for the fiscal year ended December 31, 2016.

Tax Matters

Pursuant to the operating partnership agreement, we will be the tax matters partner of our operating partnership, and as such, will have authority to make tax decisions under the Code on behalf of our operating partnership. Tax income and loss will generally be allocated in a manner that reflects the entitlement of the general partner and the limited partners to receive distributions from our operating partnership. For a description of other tax consequences stemming from our investment in our operating partnership, see “Material U.S. Federal Income Tax Considerations—Tax Aspects of Investments in Partnerships” incorporated by reference to Exhibit 99.1 of our annual report on Form 10-K for the fiscal year ended December 31, 2016.

Duties and Conflicts

Subject to restrictions relating to contracts with our operating partnership, us as general partner or our affiliates, any limited partner may engage in other business activities outside our operating partnership, including business activities that directly compete with our operating partnership.

Term

Our operating partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated upon (i) our dissolution, bankruptcy, insolvency or termination, (ii) the sale or other disposition of all or substantially all of the assets of our operating partnership unless we, as general partner, elect to continue the business of our operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of our operating partnership, or (iii) by operation of law.

RATIO OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

Our ratios of earnings to fixed charges and to combined fixed changes and preferred stock dividends for the years indicated are set forth below. For purposes of calculating the ratios set forth below, earnings represent net income from our consolidated statements of operations, as adjusted for fixed charges; fixed charges represent interest expense; and preferred stock dividends represent income or loss allocated to shares of preferred stock from our consolidated statements of operations.

The following table presents our ratio of earnings to fixed charges and preferred stock dividends for the five years ended December 31, 2016 and the nine months ended September 30, 2017 (dollars in thousands):

	For the Nine Months Ended September 30,	For the Years Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	2.2x	(1)	2.3x	1.3x	1.3x	1.1x
Ratio of earnings to fixed charges and preferred share dividends	2.2x	(1)	2.3x	1.3x	1.3x	1.1x
(1)	The dollar amount of the deficiency for the year ended December 31, 2016 was $9.6 million.

USE OF PROCEEDS

Except as otherwise set forth in a supplement to this prospectus or in other offering materials we may use, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include repayment or redemption of indebtedness, redemption of preferred equity, capital expenditures and working capital. Except as otherwise set forth in a supplement to this prospectus or in other offering materials we may use, pending any of these uses, the net proceeds of a sale will be held in interest-bearing bank accounts or invested in readily marketable, interest-bearing securities.

TAX CONSIDERATIONS

For a summary of the material federal income tax considerations that a stockholder may consider relevant, see Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We may distribute our securities from time to time in one or more transactions at a fixed price or prices. We may change these prices from time to time. We may also distribute our securities at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, including, in the case of our equity securities, sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act to or through a market maker or directly into an existing trading market, on an exchange or otherwise, for shares.

We may sell our securities in any of the following ways:

•	through underwriters or dealers,
•	through agents who may be deemed to be underwriters as defined in the Securities Act,
•	directly to one or more purchasers, and
•	directly to holders of warrants or stockholder rights exercisable for our securities upon the exercise of their warrants or rights.

The prospectus supplement or any other offering materials we may use for a particular offering will set forth the distribution method, the terms of the securities we offer, the terms of the offering, purchase price, the proceeds we will receive from the offering, any delayed delivery arrangements, any underwriting arrangements, including underwriting discounts and other items constituting underwriters’ compensation, and any discounts or concessions allowed or reallowed or paid to dealers. We may have agreements with the underwriters, dealers and agents who participate in the distribution to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments which they may be required to make.

If we use underwriters in the sale, the securities we offer will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of our securities will be named in the prospectus supplement or any other offering materials relating to that offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of that prospectus supplement or in the other offering materials.

If we use dealers in an offering of our securities, we will sell the shares to the dealers as principals. The dealers may then resell the shares to the public at varying prices to be determined by those dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in a prospectus supplement or other offering materials. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also offer our securities directly, or through agents we designate, from time to time at fixed prices, which we may change, or at varying prices determined at the time of sale. We will name any agent we use and describe the terms of the agency, including any commission payable by us to the agent, in a prospectus supplement or other offering materials. Unless otherwise indicated in the prospectus supplement or any other offering materials relating to the offering, any agent we use will act on a reasonable best efforts basis for the period of its appointment.

In certain states, our securities may be sold only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

Any shares of common stock sold pursuant to a prospectus supplement or any other offering materials will be listed on the New York Stock Exchange or other national securities exchange. Shares of preferred stock, warrants, stockholder rights, units and debt securities may or may not be listed on a national securities exchange.

EXPERTS

The consolidated financial statements and schedules of Independence Realty Trust, Inc. and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements and schedule of Trade Street Residential, Inc. and its subsidiaries for the year ended December 31, 2014 incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants upon the authority of said firm as experts in accounting and auditing.

The combined statement of revenue and certain expenses of the multi-family properties located in Georgia, Indiana, Louisiana, North Carolina, Ohio and South Carolina for the year ended December 31, 2016, have been audited by CohnReznick LLP, as set forth in their report thereon, and incorporated by reference herein and in the registration statement in reliance upon such report (which includes an explanatory paragraph referring to the purpose of the statement), given upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The legality of the securities to be offered by us has been passed upon for us by Duane Morris LLP, Baltimore, Maryland. In addition, certain legal matters have been passed upon for us by Ledgewood, a professional corporation. The description of the federal income tax consequences appearing in and incorporated by reference in this prospectus supplement and in the accompanying prospectus is based on the opinion of Ledgewood.

8,500,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

KeyBanc Capital Markets	BMO Capital Markets

, 2020